                                                                 EXHIBIT 99.1



ITEM 2. APPROVAL OF THE WORLDCOM, INC. PERFORMANCE BONUS PLAN

Under Section 162(m) of the Internal Revenue Code, the Company generally may not deduct for federal income tax purposes certain employee compensation that would otherwise be deductible to the extent that such compensation exceeds $1.0 million for any such individual in any fiscal year. However, compensation that is "performance based" (as defined in Section 162(m)) is not subject to the deductibility limitations.

The Compensation and Stock Option Committee of the Company's Board of Directors determined to develop a performance bonus plan for implementation beginning in 1997, in addition to the existing Annual Plan approved by the shareholders in 1994, the Special Bonus Plan approved by the shareholders in 1996 which is scheduled to expire after 1998, or any other plan of the Company. Accordingly, the Committee has approved the adoption of the WorldCom, Inc. Performance Bonus Plan (the "Performance Bonus Plan") for certain executive officers of the Company and has recommended that the Performance Bonus Plan be submitted to the shareholders for adoption. It is anticipated that, if approved by the shareholders, the Performance Bonus Plan will be used in lieu of the Annual Plan for 1998 and subsequent years. The Performance Bonus Plan is intended to qualify as a "performance-based" compensation plan for purposes of Section 162(m). In the event shareholders do not approve the Performance Bonus Plan, the plan will not be effective. However, the Compensation and Stock Option Committee may consider an alternative program to provide designated executives with additional incentive compensation based on performance. Without shareholder approval, any alternative incentive compensation would not qualify for the exclusion from the $1.0 million compensation limit under Section 162(m).

Cash bonuses under the Performance Bonus Plan are predicated on the achievement by the Company of one or more quantitative performance goals. Subject to attainment of the specified performance goal(s) and the limitation with respect to the maximum bonus payable under the Performance Bonus Plan, cash awards under the Performance Bonus Plan will be made based on the Committee's subjective assessment of individual contributions. The Committee believes the Performance Bonus Plan will enable the Company to attract, motivate, reward and retain executives to promote the financial performance and growth of the Company, without limiting the Company's ability to deduct compensation awarded under the Performance Bonus Plan for federal income tax purposes.

A copy of the Performance Bonus Plan is attached as Exhibit A to this Proxy Statement. Following is a description of the material features of the Performance Bonus Plan, which is qualified in its entirety by reference to Exhibit A.

Administration. The Performance Bonus Plan will be administered by the Compensation and Stock Option Committee of the Company, such other committee as may be designated by the Board of Directors of the Company or a subcommittee of the committee involved as may be designated by said committee (hereinafter such committee or subcommittee, as applicable, is referred to as the "Committee"). The Committee will be comprised solely of two or more outside directors of the Company (as defined in Section 162(m)(4)(C)(i) of the Internal Revenue Code and the regulations thereunder). The Committee, subject to the approval of the full Board of Directors if so determined by the Committee or the Board of Directors, has sole and complete discretion and authority with respect to the Performance Bonus Plan and its application. The Committee is currently comprised of Stiles
A. Kellett, Jr. (Chairman), Walter Scott, Jr., Lawrence C. Tucker and Michael
B. Yanney.

Participants. Participants in the Performance Bonus Plan include the Chief Executive Officer and such other executive officers of the Company as the Committee determines (the "Executive Group"). For 1997, the Committee has determined that the Executive Group shall consist of the Chief Executive Officer and the Chief Financial Officer of the Company. Over time, based on its experience with the Performance Bonus Plan and compensation-related considerations, the Committee may expand the number of participants to include other executive officers of the Company. The Company currently has four executive officers, including the Chief Executive Officer and the Chief Financial Officer. Unless otherwise determined by the Committee, in order to be eligible for a bonus under the Performance Bonus Plan, participants must be employed by the Company at the time of the Committee's certification to the Board that the performance goal(s) have been met.

Determination of Bonus. The award of a bonus under the Performance Bonus Plan in any given year is conditioned on the achievement by the Company of one or more specific performance goals for such year or shorter period as determined by the Committee. Each year, not later than the latest date permissible under
Section 162(m) of the Internal Revenue Code, the Committee will establish a particular performance goal or goals (which may differ for each participant) based on one or more of the following measures of the Company's financial performance for such year or shorter period selected by the Committee (on an actual or pro forma basis): (i) return on net assets, (ii) return on equity,
(iii) revenues, (iv) return on revenues, (v) cash flow, (vi) the market value of the Common Stock, (vii) earnings and (viii) billings by the Company under one or more service agreements with its customer(s). After the end of each year or period, the Committee will determine whether the particular performance target(s) established for such year or period have been satisfied as derived from the relevant financial statements (prepared in accordance with generally accepted accounting principles consistently applied in accordance with past accounting practices) or, in the case of customer billings, from invoices sent by the Company. The Committee believes that the award of bonuses based on any of the performance criteria provided in the Performance Bonus Plan will further the Company's philosophy that executive compensation be aligned with the financial interests of the Company's shareholders.

Subject to the attainment of the performance goal(s) established by the Committee, the Committee has discretion to determine the specific amount of any award made under the Performance Bonus Plan for each participant, up to the maximum bonus for such participant.

The Committee has established a specific performance goal for 1997 based on the attainment by the Company of a specified percentage increase in consolidated pro forma gross revenues. In addition, the Committee has determined that if the specified performance target is met, the maximum bonus with respect to 1997 will be $13.0 million for the Chief Executive Officer and $3.5 million for the Chief Financial Officer. After certifying that the goal has been met, the Committee will determine whether a participant will receive his maximum bonus or some lesser amount (or no bonus at all).

The Committee will establish a maximum bonus amount for each participant in the Performance Bonus Plan with respect to each year after 1997. The maximum such bonus for any participant shall be the greater of $1.0 million or 150% of the aggregate amount of bonuses awarded for the prior year to such participant, excluding any bonus under the Performance Bonus Plan with respect to 1997, or, if the person did not hold the relevant office during the entire prior year, the greater of $1.0 million or 150% of the aggregate amount of bonuses awarded for the prior year, excluding any bonus under the Performance Bonus Plan with respect to 1997, to the person(s) holding such office during the prior year.

If and as determined by the Committee, participants may elect to receive, in accordance with rules and regulations established from time to time by the Committee, shares of Common Stock and/or options to acquire shares of Common Stock in lieu of some or all of any bonus otherwise to be awarded under the Performance Bonus Plan. The Company may give a participant the right to defer, in accordance with rules and regulations established from time to time by the Committee, the receipt of some or all such participant's bonus under the Performance Bonus Plan.

Termination and Amendment. Subject to adoption of the Performance Bonus Plan by the shareholders, the Performance Bonus Plan will be in effect until terminated by the Committee, which it may do at any time. The Committee also may amend the Performance Bonus Plan from time to time, with or without notice. Section 162(m) currently requires shareholder approval of certain material amendments to the Performance Bonus Plan, such as a change in the method of determining the maximum amount of the participant's bonus and a change in the class of persons eligible to participate in the Performance Bonus Plan.

                                   * * * * *

The Committee believes that the Performance Bonus Plan establishes appropriate objective guidelines for establishing special incentive compensation for certain of the Company's executive officers. As noted in the "Report of Compensation and Stock Option Committee on Executive Compensation" above, the Committee will continue to consider qualitative or other factors not included in the Performance Bonus Plan in making executive compensation decisions, including base salary and annual and long-term incentive award determinations.

A majority of the affirmative votes cast by the holders of the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting as a single class, represented in person or by proxy at a meeting where a quorum is present, is required to adopt the Performance Bonus Plan. A majority of the votes entitled to be cast in the election constitutes a quorum. Shares voted to "abstain" will be considered to be present for purposes of establishing a quorum but will have no effect on the vote. Shares as to which a broker indicates it lacks authority to vote on Item 2 and which are not voted will be considered not present for purposes of determining the existence of a quorum and the requisite vote.

The Board of Directors recommends a vote "FOR" adoption of the Performance Bonus Plan.